Exhibit 99.2

Additional Information Regarding Conditions in Commitment Letter

As described in 8.01 of the Form 8-K to which this Exhibit 99.2 is attached, the closing of the credit facility and the funding of the revolving facility and term loan thereunder are subject to significant conditions precedent.

CONDITIONS PRECEDENT TO THE CLOSING:

The closing of the credit facility shall be subject to conditions precedent customary for financings of this type including the following:

(a)   Completion by General Electric Capital Corporation (“GE Capital”) of all business (including appraisals, field examination and environmental review) and legal due diligence with results reasonably satisfactory to GE Capital.  Without limiting the foregoing, the corporate structure, capital structure, other debt instruments, material contracts, cash management systems, governing documents of Delta and those of its subsidiaries guaranteeing the loans under the credit facility (the “Credit Parties”) and their subsidiaries, and tax effects resulting from the credit facility and the transactions contemplated hereby shall be reasonably acceptable to GE Capital;

(b)           Payment of the amounts then due and satisfaction of the conditions set forth in a fee letter;

(c)           Customary insurance protection for the Credit Parties’ industry, size, and risk and the collateral with GE Capital named as loss payee (property/casualty) and additional insured (liability); and non-renewal/cancellation/amendment riders to provide 30 days’ advance notice to GE Capital;

(d)           GE Capital shall have received a certificate of Delta’s chief financial officer that Delta has determined that there are anticipated annual benefits sufficient for Delta and its subsidiaries to achieve financial viability by way of an out-of-court restructuring, including reduction of costs and other benefits of at least $2.7 billion annually by 2006 (in addition to the $2.3 billion of annual benefits expected to be achieved by the end of 2004 through previously implemented profit improvement initiatives);

(e)           GE Capital shall have received a detailed operating budget for Delta and its subsidiaries (the “Budget”) for the 36 month period following the closing of the credit facility in form and substance reasonably satisfactory to GE Capital;

(f)            The definitive credit facility documentation will be in form and substance mutually acceptable to all parties.  In addition, relevant documents, such as transaction documents, subordination agreements or intercreditor agreements (including one or more such agreements among the lenders and American Express Travel Related Services Company, Inc. (“Amex”)), and other specified material agreements (including, without limitation, organic documents, governmental certifications as to good standing and qualification, resolutions, officers’ certificates and the like), in each case shall be reasonably acceptable to GE Capital;

(g)           With respect to any real estate included in the collateral supporting the term loan, receipt of title insurance policies in amount, form and from an issuer reasonably satisfactory to GE Capital;

(h)           Opinions of special, local, regulatory and in-house counsel to Delta and those of Delta’s subsidiaries guaranteeing the obligations under the credit facility (the “Guarantors”), addressing such matters as GE Capital shall reasonably request, including, without limitation, existence, good standing qualification; the due authorization, execution and enforceability of all loan documentation; no conflicts with laws, regulations (including Regulations U and X of the Board of Governors of the Federal Reserve System) or certain specified material agreements of Guarantors; creation and perfection of liens; no litigation; and regulatory matters;

(i)            Since the date of Delta’s Form 10-Q as updated by subsequent public filings prior to the date of this commitment letter, there has been no material adverse effect on (i) the business, assets, operations, financial or other condition or prospects of (x) Delta or (y) the Credit Parties taken as a whole, (ii) the ability of Delta or Guarantors to pay any of the loans or any of the other Obligations (as defined in the definitive credit facility documentation), (iii) the collateral or the liens of GE Capital on the collateral or the intended priority of such liens, or (iv) GE Capital’s or any lender’s rights and remedies under the definitive credit facility documentation (“Material Adverse Effect”);

(j)            There shall exist no action, suit, investigation, litigation, or proceeding pending (or threatened) in any court or before any arbitrator or governmental instrumentality which (i) could reasonably be expected to result in a Material Adverse Change or (ii) seeks to impose adverse conditions on or challenges the credit facility;

(k)           The consummation of the credit facility shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any material agreement of Delta or any of its subsidiaries after giving effect to the transactions contemplated by the credit facility commitment letter;

(l)            There shall be in effect no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of, or imposing adverse conditions on, the credit facility or the transactions contemplated hereby or that makes the consummation illegal;

(m)          All material governmental and third party approvals or waivers necessary or, in the reasonable discretion of GE Capital, advisable in connection with the credit facility and the continuing operations of the Delta and its subsidiaries shall have been obtained and be in full force and effect;

(n)           Since the date hereof, there shall have occurred no change in loan syndication, financial or capital markets conditions generally that in the reasonable judgment of General Electric Capital Market Corporation would materially impair the syndication of the credit facility;

(o)           GE Capital shall have received the results of a recent lien, tax and judgment search in each relevant jurisdiction with respect to the Credit Parties (other than lien search results of aircraft and engines constituting collateral securing the term loan, which are subject to liens other than the lien of the transactions contemplated hereby) and such search shall reveal no liens on any of the assets of the Credit Parties, other than liens permitted hereby and other liens acceptable to GE Capital;

(p)           GE Capital shall be reasonably satisfied with the cash management system of Delta and its subsidiaries including, without limitation, the lockbox and servicing arrangements with Citibank, N.A. and SunTrust Banks, Inc.;

(q)           All actions and filings necessary or, in the reasonable judgment of GE Capital, desirable to perfect the security interests in the collateral shall have been taken or made (or arrangements reasonably satisfactory to GE Capital shall have been made with respect thereto), including, without limitation (i) full cash dominion by means of control or similar agreements in respect of all deposit and securities accounts of Delta and Guarantors other than the Citibank Cash Collateral Account, certain excluded accounts and other exceptions acceptable to GE Capital, (ii) the filing of mortgages in respect of real property collateral, aircraft and engines or arrangements for the recording thereof reasonably satisfactory to GE Capital shall have been made, and (iii) the filing of UCC financing statements in respect of the Credit Parties;

(r)            No default or event of default under the definitive credit facility documentation shall exist at the time of, or after giving effect to the making of, the advances with respect to the loans to be made or the letters of credit to be issued on the closing date;

(s)           GE Capital and the lenders shall have been given ongoing access to the management, records, books of account, contracts, and properties of Delta, Guarantors, and their respective subsidiaries and shall have received such financial, business, legal, and other information regarding Delta, Guarantors, and their respective subsidiaries, in each case as GE Capital and the lenders and their respective counsel shall have reasonably requested;

(t)            All representations and warranties in the definitive credit facility documentation (including, without limitation, the Material Adverse Effect and litigation representations) shall be true and correct in all respects; and

(u)           Immediately prior to the closing date, Delta and its subsidiaries shall have minimum cash on hand of $1 billion.

CONDITIONS PRECEDENT TO FUNDING OR ISSUANCE OF A LETTER OF CREDIT:

The funding of the term loan and each advance under the revolving facility (and the issuance of each letter of credit) shall be subject to conditions precedent as follows:

(a)           There shall exist no default or event of default under the definitive credit facility documentation;

(b)           The representations and warranties of Delta and each Guarantor therein, including those regarding Material Adverse Effect, shall be true and correct in all material respects immediately prior to, and after giving effect to, such funding or issuance;

(c)           The making of such loan (or the issuance of such letter of credit) shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently; and

(d)           In the case of the initial funding of the loans and/or the issuance of letters of credit (the “Initial Funding Date”), the completion of (i) the exchange offer with respect to the issuance of new 9.5% Senior Secured Notes due 2008 and (ii) the previously announced financing to be provided by Amex, each on terms acceptable to GE Capital.  Notwithstanding the foregoing, the Initial Funding Date will not occur before the earlier of (i) the syndication of the credit facility to GE Capital’s desired hold position and (ii) the later of (A) 15 days after the date on which GE Capital and Delta shall hold a syndication meeting and (B) November 24, 2004.

Any new notes issued in connection with the exchange offer will not be registered under the Securities Act of 1933, or any state securities laws and may not be offered or sold in the United States absent an exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.